Exhibit 10.17

10 King Street East, Suite 700, Toronto, ON M5C 1C3 Phone: +1 416-564-2870 | www.western-uranium.com

October 1, 2016

Mr. Russell Fryer

Chief Executive Officer

Baobab Asset Management LLC

3 Greenwich Office Park, Suite 102

Greenwich, CT 06831

Dear Russell,

Further to recent conversation with you and Rob Klein, I am pleased to extend your consulting agreement which expired September 30, 2016 until January 31, 2017. This shall be on the same terms and conditions as those in the prior consulting contract. Kindly confirm your acceptance of this offer by signing below and emailing a scanned copy to myself and Rob Klein.

Regards,

/s/ George Glasier
George Glasier
President and CEO

Accepted and agreed to:

/s/ Russell S. Fryer
Baobab Asset Management LLC
By: Russell Fryer